Exhibit 99.1

ACI Worldwide Reports Strong First Quarter 2026
Results and Raises Full-Year Guidance

Q1 2026 HIGHLIGHTS
•Revenue of $426 million increased 8% (6% in constant currency)
•GAAP net income of $38 million and adjusted EBITDA of $105 million increased 12% (8% in constant currency)
•GAAP EPS of $0.37 and adjusted EPS of $0.61 increased 20% (15% in constant currency)
•Repurchased 1.5 million shares for $65 million
•Raising full-year 2026 guidance range for both revenue & adjusted EBITDA

Omaha, NE — May 7, 2026 — ACI Worldwide (NASDAQ: ACIW), a leading provider of global payments technology, today announced financial results for the quarter ended March 31, 2026.

“Payments modernization continues to accelerate, and ACI is at the center of it,” said Thomas Warsop, President and CEO of ACI Worldwide. “In the quarter, Real Time Payments and Merchant each grew more than 20%, Biller delivered 10% growth on top of last year’s double‑digit performance, and new ARR bookings grew 39% across the company. At the same time, our ACI Connetic pipeline continues to expand, underscoring strong market demand for our cloud‑native payments platform. The decision last year to operate our Payment Software and Biller businesses as two distinct segments has sharpened our focus, accelerated organic growth, and consistently enabled us to outperform expectations. We are committed to our capital allocation framework, investing in organic growth, pursuing strategic M&A, and returning capital to shareholders.”

“We entered 2026 with momentum, executed ahead of expectations in the first quarter, and are raising our full‑year outlook,” Warsop concluded.

Q1 2026 FINANCIAL SUMMARY
In Q1 2026, total revenue was $426 million, up 8%, from Q1 2025, or up 6% on a constant currency basis. Recurring revenue was $313 million, up 10% from Q1 2025, or up 8% on a constant currency basis. Net income of $38 million in Q1 2026 compares to net income of $59 million in Q1 2025, which included a $22 million after-tax gain on the sale of our minority interest in Mindgate. GAAP diluted EPS in Q1 2026 was $0.37 and adjusted diluted EPS was $0.61, up 20% from Q1 2025, or up 15% on a constant currency basis.
Total adjusted EBITDA in Q1 2026 was $105 million, up 12% from Q1 2025, or up 8% on a constant currency basis. Net adjusted EBITDA margin in Q1 2026 was 38%, up from 36% in Q1 2025.

PAYMENT SOFTWARE SEGMENT RESULTS
Payment Software revenue in Q1 2026 was $214 million, up 6%, from Q1 2025, or up 2% on a constant currency basis. The segment saw particular strength from Real Time Payments and Merchant, which increased 22% and 21% on a constant currency basis, respectively, versus Q1 2025. Payments Intelligence revenue decreased 3% on a constant currency basis in the quarter. Issuing and Acquiring revenue decreased 6% on a constant currency basis, against a strong prior-year comparison that saw 87% growth in Q1 2025. Recurring revenue in the segment, which represents SaaS and Maintenance revenues, increased 9%, versus Q1 2025, or 6% on a constant currency basis. SaaS revenue in Payment Software was $50 million, up 15% versus Q1 2025, or up 11% on a constant currency basis.

Payment Software adjusted EBITDA in Q1 2026 was $113 million, up 6% on a reported basis, or up 2% on a constant currency basis from Q1 2025. Net adjusted EBITDA margin was 53%, consistent with Q1 2025.

BILLER SEGMENT RESULTS
Biller revenue in Q1 2026 was $212 million, up 10% from Q1 2025 on a reported and constant currency basis. The increase was driven by higher transaction volumes with existing customers and new customer wins. Biller revenue, net of interchange fees, was $66 million, up 5%, from Q1 2025.

Biller adjusted EBITDA in Q1 2026 was $34 million, up 10%, from Q1 2025. Net adjusted EBITDA margin, net of interchange fees, was 51%, up from 49% in Q1 2025, reflecting operating leverage from incremental volumes generated by existing customers.

NEW BOOKINGS
Net new ARR bookings in Q1 2026 were $12 million, up 39%, from Q1 2025. New license and services bookings were $50 million in Q1 2026, consistent with Q1 2025.

BALANCE SHEET AND LIQUIDITY, CASH FLOW, AND REPURCHASES
ACI ended Q1 2026 with $162 million in cash on hand and a debt balance of $812 million, representing a net debt leverage ratio of 1.3x adjusted EBITDA. ACI had total cash and available liquidity under its credit facility of $560 million. Operating cash flows were $64 million in Q1 2026, down from $78 million in Q1 2025, reflecting a higher concentration of contract signings late in the quarter.

During Q1 2026, the company repurchased 1.5 million shares for approximately $65 million. Since the start of 2025, the company has bought back 5.7 million shares, or over 5% of total shares outstanding. The company has approximately $391 million remaining available on the share repurchase authorization and continues to expect to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.

RAISING 2026 GUIDANCE
Based on Q1 2026 performance and the strength of its pipeline, the company is raising its full-year 2026 guidance. The company now expects revenue in the range of $1.89 billion to $1.92 billion, up from the prior range of $1.88 billion to $1.91 billion, and adjusted EBITDA in the range of $540 million to $555 million, up from $530 million to $550 million. For Q2 2026, the company expects revenue of $420 million to $440 million, and adjusted EBITDA of $85 million to $95 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results.

Participants may access the call as follows:
Webcast: http://investor.aciworldwide.com/
Pre-registration (recommended): https://events.q4inc.com/analyst/134451343?pwd=FRT1UsXC
Dial-in: +1 833 461 5787
Conference ID: 134451343

Pre-registration provides a unique passcode to join without operator assistance.

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2026.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Adjusted Diluted EPS: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Adjusted diluted EPS should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) payments modernization continues to accelerate, and ACI is at the center of it, (ii) our ACI Connetic pipeline continues to expand, underscoring strong market demand for our cloud‑native payments platform, (iii) we are committed to our capital allocation framework, investing in organic growth, pursuing strategic M&A, and returning capital to shareholders, (iv) our full‑year outlook including Q2 2026 and full-year 2026 revenue and adjusted EBITDA financial guidance, and (v) expectations to allocate 50-60% of operating cash flow to share repurchases for the full year, subject to market conditions.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, reliance on third-party cloud infrastructure and related services, reliance on third-parties, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adoption of ACI Connetic, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$161,757	$196,462
Receivables, net of allowances	456,831	445,866
Settlement assets	460,893	397,346
Prepaid expenses	35,705	29,876
Other current assets	17,821	19,564
Total current assets	1,133,007	1,089,114
Noncurrent assets
Accrued receivables, net	369,078	391,719
Property and equipment, net	37,528	37,363
Operating lease right-of-use assets	26,526	28,733
Software, net	72,063	77,523
Goodwill	1,231,026	1,231,128
Intangible assets, net	141,439	147,062
Deferred income taxes, net	66,233	73,124
Other noncurrent assets	27,722	29,141
TOTAL ASSETS	$3,104,622	$3,104,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$61,842	$64,931
Settlement liabilities	459,870	396,034
Employee compensation	31,716	56,142
Current portion of long-term debt	40,957	40,941
Deferred revenue	79,344	73,637
Other current liabilities	65,650	73,958
Total current liabilities	739,379	705,643
Noncurrent liabilities
Deferred revenue	12,651	13,620
Long-term debt	766,438	776,667
Deferred income taxes, net	38,006	38,514
Operating lease liabilities	20,500	22,609
Other noncurrent liabilities	27,012	28,776
Total liabilities	1,603,986	1,585,829
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	771,834	761,523
Retained earnings	1,863,049	1,824,743
Treasury stock	(1,026,803)	(964,752)
Accumulated other comprehensive loss	(108,146)	(103,138)
Total stockholders’ equity	1,500,636	1,519,078
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,104,622	$3,104,907

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues
Software as a service and platform as a service	$261,957	$237,083
License	88,041	84,493
Maintenance	50,918	48,642
Services	24,833	24,347
Total revenues	425,749	394,565
Operating expenses
Cost of revenue (1)	228,459	213,378
Research and development	44,092	38,908
Selling and marketing	30,236	32,186
General and administrative	40,216	27,592
Depreciation and amortization	25,256	23,985
Total operating expenses	368,259	336,049
Operating income	57,490	58,516
Other income (expense)
Interest expense	(12,198)	(14,683)
Interest income	3,606	4,064
Other, net	1,526	23,740
Total other income (expense)	(7,066)	13,121
Income before income taxes	50,424	71,637
Income tax expense	12,118	12,767
Net income	$38,306	$58,870
Income per common share
Basic	$0.38	$0.56
Diluted	$0.37	$0.55
Weighted average common shares outstanding
Basic	101,922	105,350
Diluted	102,843	106,827
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$38,306	$58,870
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,400	3,156
Amortization	21,919	20,829
Amortization of operating lease right-of-use assets	2,337	2,435
Amortization of deferred debt issuance costs	412	650
Deferred income taxes	6,328	(2,463)
Stock-based compensation expense	16,957	11,627
Gain on sale of equity investment	—	(25,927)
Other	(590)	(718)
Changes in operating assets and liabilities:
Receivables	10,160	41,640
Accounts payable	937	7,479
Accrued employee compensation	(24,289)	(25,182)
Deferred revenue	4,903	(4,648)
Other current and noncurrent assets and liabilities	(16,533)	(9,527)
Net cash flows from operating activities	64,247	78,221
Cash flows from investing activities:
Purchases of property and equipment	(3,003)	(2,170)
Purchases of software	(11,508)	(6,759)
Proceeds from sale of equity investment	—	46,021
Net cash flows from investing activities	(14,511)	37,092
Cash flows from financing activities:
Proceeds from issuance of common stock	905	813
Proceeds from exercises of stock options	64	582
Repurchase of stock-based compensation awards for tax withholdings	(3,839)	(7,070)
Repurchases of common stock	(65,277)	(14,408)
Proceeds from revolving credit facility	15,000	—
Repayment of revolving credit facility	(15,000)	(70,000)
Repayment of term portion of credit agreement	(10,625)	(9,375)
Payments on or proceeds from other debt, net	(3,539)	(4,217)
Net increase in settlement assets and liabilities	18,126	88,324
Net cash flows from financing activities	(64,185)	(15,351)
Effect of exchange rate fluctuations on cash	(2,419)	1,791
Net increase (decrease) in cash and cash equivalents	(16,868)	101,753
Cash and cash equivalents, including settlement deposits, beginning of period	258,996	265,018
Cash and cash equivalents, including settlement deposits, end of period	$242,128	$366,771
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$161,757	$230,057
Settlement deposits	80,371	136,714
Total cash and cash equivalents	$242,128	$366,771

	Three Months Ended March 31,
Adjusted EBITDA (millions)	2026	2025
Net income	$38.3	$58.9
Plus:
Income tax expense	12.1	12.8
Net interest expense	8.6	10.6
Net other income	(1.5)	(23.7)
Depreciation expense	3.4	3.2
Amortization expense	21.9	20.8
Non-cash stock-based compensation expense	17.0	11.6
Adjusted EBITDA before significant transaction-related expenses	$99.8	$94.1
Significant transaction-related expenses:
Cost reduction strategies	$5.4	$—
Adjusted EBITDA	$105.2	$94.1
Revenue, net of interchange:
Revenue	$425.7	$394.6
Interchange	146.2	130.8
Revenue, net of interchange	$279.5	$263.8

Net adjusted EBITDA margin	38%	36%

	Three Months Ended March 31,
Segment Information (millions)	2026	2025
Revenue
Payment Software	$213.5	$200.7
Biller	212.3	193.9
Total	$425.7	$394.6
Recurring revenue
Payment Software	$100.6	$91.9
Biller	212.3	193.8
Total	$312.9	$285.7
Segment adjusted EBITDA
Payment Software	$113.3	$106.6
Biller	34.0	30.9

Note: Amounts may not recalculate due to rounding.

	Three Months Ended March 31,
	2026		2025
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.37	$38.3	$0.55	$58.9
Adjusted for:
Gain on sale of equity investment	—	—	(0.20)	(21.7)
Significant transaction-related expenses	0.04	4.1	—	—
Amortization of acquisition-related intangibles	0.04	4.2	0.04	4.1
Amortization of acquisition-related software	0.03	3.3	0.03	3.2
Non-cash stock-based compensation	0.13	13.4	0.09	9.2
Total adjustments	$0.24	$25.0	$(0.04)	$(5.2)
Adjusted Diluted EPS	$0.61	$63.3	$0.51	$53.7

	Three Months Ended March 31,
Recurring Revenue (millions)	2026	2025
SaaS and PaaS fees	$262.0	$237.1
Maintenance fees	50.9	48.6
Recurring revenue	$312.9	$285.7

New Bookings (millions)	Three Months Ended March 31,		TTM Ended March 31,
	2026	2025	2026	2025
Annual recurring revenue (ARR) bookings	$12.4	$8.9	$73.8	$68.3
License and services bookings	49.5	50.0	254.1	312.8

Note: Amounts may not recalculate due to rounding.